UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2015

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-187556	24-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street

3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2015, Summit Materials, LLC (the “Company”) and the guarantors party thereto entered into Amendment No. 3 (“Amendment No. 3”) to the existing Credit Agreement, dated as of January 30, 2012 (together with Amendment No. 1, dated as of February 5, 2013, the Tranche A Revolving Credit Commitment Conversion Agreement, dated as of February 11, 2013, and Amendment No. 2, dated as of January 16, 2014, the “Existing Credit Agreement”), governing the Company’s senior secured credit facilities, among the Company, the guarantors party thereto, the several banks and other financial institutions or entities party thereto and Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender. Amendment No. 3 took effect on March 17, 2015, upon the consummation of the initial public offering of Summit Materials, Inc., the Company’s indirect parent.

Amendment No. 3 amended the Existing Credit Agreement to, among other things: (i) include certain tax distribution language in the Credit Agreement relating to the mechanics contemplated in the Tax Receivable Agreement, dated as of March 11, 2015, by and among Summit Materials, Inc. and each of the persons party thereto; (ii) increase the size of the revolving credit facility from $150.0 million to $235.0 million; (iii) extend the maturity date of the revolving credit facility to five years from the effective date of Amendment No. 3; and (iv) amend certain covenant baskets.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 3, dated as of March 11, 2015, to the Credit Agreement, dated as of January 30, 2012, by and among Summit Materials, LLC, the guarantors party thereto, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2015	SUMMIT MATERIALS, LLC

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer